Exhibit 10.17

LONE PINE RESOURCES INC. 2011 STOCK INCENTIVE PLAN

FORM OF

PERFORMANCE UNIT AWARD AGREEMENT FOR

CANADIAN GRANTEES

                          , 20

To:

Lone Pine Resources Inc., a Delaware corporation (the “Company”), is pleased to grant you an award (the “Award”) to receive an aggregate of                      performance units (each, a “Performance Unit”) that have a performance period of                    through                      (the “Performance Period”). The Award is subject to your acceptance of and agreement to all the applicable terms, conditions and restrictions described in this Performance Unit Award Agreement (this “Agreement”) and the Lone Pine Resources Inc. 2011 Stock Incentive Plan (as it may be amended from time to time, the “Plan”). A copy of the Plan is available upon request. To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letters capitalized, but that are not otherwise defined in this Agreement, shall have the meanings given to them in the Plan in effect as of the date of this Agreement. The Performance Units contemplated herein are granted as Performance Awards under the Plan and are subject to the award limitations applicable to awards denominated in shares of the Company’s common stock (the “Common Stock”) that are set forth in Paragraph V(a) of the Plan.

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Performance Units. By accepting this Agreement, you agree to be bound by all of the terms hereof.

1.                                       Overview of Performance Units.

(a)                                  Performance Units Generally.   Each Performance Unit represents a contractual right to receive one share of Common Stock, subject to the terms and conditions of this Agreement; provided that, based on the relative achievement against the performance objective outlined in Section 2 below (the “Performance Objective”), the number of shares of Common Stock that may be deliverable hereunder in respect of the Performance Units may range from 0% to 200% of the number of Performance Units stated in the preamble to this Agreement (such stated number of Performance Units hereafter called the “Initial Performance Units”). Your right to receive Common Stock in respect of Performance Units is generally contingent, in whole or in part, upon (i) the achievement of the Performance Objective and (ii) except as provided in Section 4 or Section 5, your continued employment with the Company or an Affiliate through the date of the Committee’s certification as set forth in Section 2.

(b)                                 Dividend Equivalents.   With respect to each outstanding Performance Unit, the Company shall credit, as a bonus for services rendered in the year of crediting, a book entry account with an amount equal to the amount of any cash dividend paid during the Performance Period on one share of Common Stock. The amount credited to such book entry account shall be payable to you at the same time or times, and subject to the same terms and conditions as are applicable to, your Performance Units; provided that such amounts shall be paid to you no later than December 31st of the third calendar year following the year of crediting and further provided that, if more than the Initial Performance Units shall become payable in accordance with this Agreement, then the maximum amount payable in respect of such dividend equivalents shall be the amount credited to your book entry account. Dividends and distributions payable on Common Stock other than in cash will be addressed in accordance with Section 9 hereof.

2.                                       Total Shareholder Return Objective.    The Performance Objective with respect to the Initial Performance Units is based on Total Shareholder Return. “Total Shareholder Return” shall mean, as to the Company and each of the Peer Companies (as defined below), the annualized rate of return shareholders receive through stock price changes and the assumed reinvestment of dividends paid over the Performance Period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by the issuer to its shareholders for purposes of Federal income taxation. For purposes of determining the Total Shareholder Return for the Company and each of the Peer Companies, the change in the price of the Company’s Common Stock and of the common stock of each Peer Company, as the case may be, shall be based upon the average of the closing stock prices of the Company and such Peer Company over the 20 trading days immediately preceding each of the start (the “Initial Value”) and the end of the Performance Period. The Initial Value of the Common Stock to be used to determine Total Shareholder Return over the Performance Period is $                 per share. Achievement with respect to this Performance Objective shall be determined by the Committee based on the Company’s relative ranking in respect of the Performance Period with regard to Total Shareholder Return as compared to Total Shareholder Return of the Peer Companies, and shall be determined in accordance with the applicable table as set forth in Appendix A hereto (subject to adjustment as provided in Appendix A hereto). The applicable table shall be determined based on the number of Peer Companies for the Performance Period. A company shall be a “Peer Company” if it (i) is one of the companies listed on Appendix A hereto and (ii) has a class of common equity securities listed to trade under Section 12(b) of the Exchange Act during each day of the Performance Period. As soon as administratively practicable following the end of the Performance Period (but in no event later than the 15th day of the third calendar month following the calendar month in which the Performance Period ends), the Committee shall certify whether and to the extent that the Performance Objective has been achieved and will determine, in the manner described above, the number of Performance Units, if any, determined to be earned pursuant to the applicable table under Appendix A (as adjusted in the manner provided therein).  The number of Performance Units, if any, determined by the Committee pursuant to the preceding provisions of this Section 2 shall be referred to as the “Earned Performance Units.”

3.                                       Conversion of Performance Units; Delivery of Common Stock with respect to Performance Units.   Unless an earlier date applies pursuant to Sections 4(a), 4(b) or 5(b), payment in respect of Earned Performance Units shall be made not later than the 15th day of the third calendar month following the calendar month in which the Performance Period ends. All payments in respect of Earned Performance Units shall be made in freely transferable, newly-issued shares of Common Stock. Neither this Section 3 nor any action taken pursuant to or in accordance with this Section 3 shall be construed to create a trust of any kind. Any shares of Common Stock issued to you pursuant to this Agreement in settlement of Earned Performance Units shall be in book entry form registered in your name. Any fractional Earned Performance Units shall be rounded down to the nearest whole share of Common Stock.  Performance Units which do not become Earned Performance Units or which do not become payable to you pursuant to this Section 3 or Sections 4 or 5 or otherwise pursuant to this Agreement, as applicable, shall be forfeited by you and you shall have no further right, title or interest in such Performance Units.  In such event, you hereby waive any and all claims and/or rights to compensation or damages in consequence of your termination of employment (whether lawfully or unlawfully) or otherwise for any reason insofar as those rights arise or may arise from you ceasing to have rights to receive any cash or shares of Common Stock pursuant to the Plan or this Agreement.

4.                                       Termination of Employment.

(a)                                  Death or Disability. In the event that your employment with the Company and its Affiliates terminates during the Performance Period due to your death or Disability (as defined below), then the date of such termination of your employment shall be deemed the end of the Performance Period and you will be issued a number of shares of Common Stock equal to the product of:

(i)                                     the number of Initial Performance Units (subject to adjustment as set forth in Section 9); and

(ii)                                  a fraction (A) the numerator of which is the number of full months during the Performance Period during which you were employed by the Company or an Affiliate (counting the month in which your termination of employment occurs as a full month) and (B) the denominator of which is [                      ].

Distribution of shares of Common Stock determined to be earned by reason of this Section 4(a) shall be made not later than the 15th day of the third calendar month following your death or Disability.

(b)                                 Involuntary Termination.  In the event that your employment with the Company and its Affiliates terminates during the Performance Period due to your Involuntary Termination (as defined below), then you will be issued a number of shares of Common Stock equal to the number of Performance Units that would have become Earned Performance Units in accordance with the provisions of Section 2 assuming that:

(i)                                     the Performance Period ended on the date of your Involuntary Termination; and

(ii)                                  the determination of whether, and to what extent, the Performance Objective is achieved, is based on actual performance against the stated performance criteria through the date of your Involuntary Termination.

Distribution of shares of Common Stock in respect of the Performance Units determined to be earned by reason of this Section 4(b) shall be made not later than the 15th day of the third calendar month following the Involuntary Termination of your employment.

(c)                                  Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event that your employment with the Company and its Affiliates terminates prior to the end of the Performance Period for any reason other than those listed in Sections 4(a) or 4(b), all of your Performance Units shall terminate and automatically be canceled upon such termination of employment.

(d)                                 Definitions of Disability and Involuntary Termination.  As used in this Agreement, the term “Disability” (i) shall have the meaning given such term in the Severance Agreement between you and the Company in effect as of the grant date specified above (the “Severance Agreement”), or (ii) if there is no Severance Agreement, shall mean that as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties for six consecutive months, and you shall not have returned to full-time performance of your duties within 30 days after written notice of termination is given to you by the Company (provided, however, that such notice may not be given prior to 30 days before the expiration of such six-month period).  As used in this Agreement, the term “Involuntary Termination” means any termination of your employment with the Company and its Affiliates which does not result from (i) your resignation, (ii) a termination as a result of death or Disability, or (iii) a termination of your employment by the Company (or any Affiliate) by reason of your unsatisfactory performance of your duties, to be determined by the Company in its sole discretion, or by reason of your final conviction of a misdemeanor involving moral turpitude or a felony.

(e)                                  Termination of Employment.    For all purposes of this Agreement, you will be considered to have terminated from employment with the Company and its Affiliates on the actual date that you give or receive notice of your termination.  Further, it is expressly provided that you shall be considered to have terminated employment at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs you.

5.                                       Change in Control.

(a)                                  Continuous Employment.    Notwithstanding the provisions of Section 1 through Section 4 hereof or the terms of the Severance Agreement, if you have been continuously employed from the grant date specified above until the date that a Change of Control (as defined below) occurs (the “Change of Control Date”), then upon the occurrence of a Change of Control you will be issued a number of shares of Common Stock equal to the number of Performance Units that would have become Earned Performance Units in accordance with the provisions of Section 2 assuming that:

(i)                                     the Performance Period ended on the Change of Control Date; and

(ii)                                  the determination of whether, and to what extent, the Performance Objective is achieved, is based on actual performance against the stated performance criteria through the Change of Control Date.

(b)                                 Time and Form of Payment.    Any shares of Common Stock issuable pursuant to this Section 5 shall be issued immediately following (and not later than five business days after) the Change of Control Date and shall be fully earned and freely transferable as of the Change of Control Date. Notwithstanding anything else contained in this Section 5 to the contrary (other than Section 5(d)), if the Change of Control involves a merger, amalgamation, consolidation or other reorganization or business combination pursuant to which the Common Stock is exchanged for or converted to stock of the surviving or continuing corporation in such transaction, the successor or continuing entity to the Company or the direct or indirect parent of the Company (collectively, the “Successor Corporation”), then you shall receive, instead of each share of Common Stock otherwise issuable hereunder, the same consideration (whether stock, cash or other property) payable or distributable in such transaction in respect of a share of Common Stock. Any property distributed pursuant to this Section 5(b), whether in shares of the Successor Corporation or otherwise, shall in all cases be freely transferable without any restriction (other than any such restriction that may be imposed by applicable law), and any securities issued hereunder shall be registered to trade under the Exchange Act, and shall have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”).

(c)                                  Definition of Change of Control.    As used in this Agreement, the term “Change of Control” (i) shall have the meaning given such term in the Severance Agreement, or (ii) if there is no Severance Agreement, shall mean the occurrence of any one or more of the following events:

(i)                                     the Company shall not be a surviving or continuing entity in any merger, amalgamation, consolidation or other reorganization or business combination (or survives or continues only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);

(ii)                                  the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii)                               the Company is to be dissolved and liquidated;

(iv)                              any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power); or

(v)                                 as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

Notwithstanding the foregoing, the term “Change of Control” shall not include (1) any amalgamation, merger, consolidation or other reorganization or business combination involving solely the Company and one or more previously wholly-owned subsidiaries of the Company or (2) a distribution, or spin-off, of some or all of the shares of the Company’s common stock beneficially owned by Forest Oil Corporation to the shareholders of Forest Oil Corporation.

6.                                       Forfeiture under Certain Circumstances.  Notwithstanding any provision herein to the contrary, the Committee may terminate your Award if it determines that you have engaged in material misconduct. Material misconduct includes conduct adversely affecting the Company’s reputation, financial condition, results of operations or prospects, or which constitutes fraud or theft of Company assets.  If such material misconduct results, directly or indirectly, in any restatement of the Company’s financial information after an amount has been paid to you with respect to the Award, then the Committee also may require you to reimburse the Company for all or a portion of such payment amount. If there is a material restatement of the Company’s financial statements that affects the financial information used in the determination of the amount paid to you under the Award, then the Committee may take such action, in its sole discretion, as it deems necessary to adjust such amount.  In addition, notwithstanding any provisions in this Agreement to the contrary, any portion of the payments and benefits provided under this Agreement or the sale of shares of Common Stock shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule.

7.                                       Nontransferability of Awards.    The Performance Units granted hereunder may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, other than by will or by the laws of descent and distribution. Following your death, any shares distributable (or cash payable) in respect of Performance Units will be delivered or paid, at the time specified in Section 3, Section 4 or, if applicable, Section 5, to your beneficiary in accordance with, and subject to, the terms and conditions hereof and of the Plan.

8.                                       Beneficiary Designation.   You may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom shall be delivered or paid under this Agreement following your death any shares that are distributable or cash payable hereunder in respect of your Performance Units at the time specified in Section 3, Section 4 or, if applicable, Section 5. Each designation will revoke all prior designations, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during your lifetime. In the absence of any such effective designation, shares issuable and cash payable in connection with your death shall be paid to your surviving spouse, if any, or otherwise to your estate.

9.                                       Adjustments in Respect of Performance Units.   In the event of any common stock dividend or common stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, amalgamation, consolidation, combination, spin-off, distribution of assets to stockholders (other than cash dividends), exchange of shares, or other similar corporate change with regard to the Company or any Peer Company, appropriate adjustments shall be made by the Committee to the Initial Value of the corresponding common stock, and, if any such event occurs with respect to the Company, in the aggregate number of Performance Units subject to this Agreement. The Committee’s determination with respect to any such adjustment shall be conclusive.

10.                                 Effect of Settlement.   Upon conversion into shares of Common Stock (or Successor Corporation common stock) pursuant to Section 3, Section 4 or Section 5, all of your Performance Units subject to the Award shall be cancelled and terminated. If and to the extent that you are still employed at the end of the Performance Period, and none of your Performance Units shall have become earned in accordance with the terms of this Agreement, all such Performance Units subject to the Award shall be cancelled and terminated.

11.                                 Furnish Information.   You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

12.                                 Remedies.    The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

13.                                 Information Confidential.   As partial consideration for the granting of the Award hereunder, you hereby agree with the Company that you will keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

14.                                 Payment of Taxes.   The Company may from time to time require you to pay to the Company (or an Affiliate if you are an employee of an Affiliate) the amount that the Company deems necessary to satisfy the Company’s or its Affiliate’s current or future obligation to withhold federal, provincial, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, unless another arrangement is permitted by the Company in its discretion, the Company shall withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value at the time as of which such determination is made. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

15.                                 Right of the Company and Affiliates to Terminate Your Employment.    Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the

Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment at any time.

16.                                 No Liability for Good Faith Determinations.    Neither the Company nor the members of the Board and the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Performance Units granted hereunder.

17.                                 No Guarantee of Interests.    The Board, the Committee and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

18.                                 Company Records.     Records of the Company or its Affiliates regarding your period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.  You hereby consent to the exchange of information and documents between you and the Company (including the Committee or the Board) and any third party service provider retained by the Company to assist with the administration of the Plan including any Performance Units granted to you under this Agreement (the “Service Provider”), which information may include personal information as defined under applicable privacy laws. You further agree to provide the Company and where necessary, the Service Provider, with all information (including personal information) as may be reasonably required to administer your Award, this Agreement and the Plan and you agree to the collection, use and disclosure of all such information by and between yourself, the Company, your employer (if you are employed by an Affiliate) and/or any Service Provider, as applicable. You also understand that the Company, the Committee, the Board, your employer (if you are employed by an Affiliate) may, from time to time, disclose personal information about you in accordance with applicable law.

19.                                 Severability.    If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

20.                                 Notices.   Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day following the date of mailing, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or you had previously specified for receiving notices.

The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

Company:	Lone Pine Resources Inc.
Attn: Corporate Secretary
Suite 2500, 645-7 Avenue SW
Calgary, Alberta
Canada T2P 4G8

Holder:	At your current address as shown in the Company’s records.

21.                                 Waiver of Notice.   Any person entitled to notice hereunder may waive such notice in writing.

22.                                 Successor.    This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

23.                                 Headings.   The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

24.                                 Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental or regulatory authority (including any applicable stock exchange) required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

25.                                 Execution of Receipts and Releases.    Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

26.                                 Amendment.     This Agreement may be amended at any time unilaterally by the Company provided that such amendment is consistent with all applicable laws and does not reduce any rights or benefits you have accrued pursuant to this Agreement. This Agreement may also be amended at any time unilaterally by the Company to the extent the Company believes in good faith that such amendment is necessary or advisable to bring this Agreement into compliance with any applicable laws, including Section 409A of the Code.

27.                                 The Plan.    This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

28.                                 Agreement Respecting Securities Act.   You represent and agree that you will not sell the Common Stock that may be issued to you pursuant to your Performance Units except

(i) pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act (including Rule 144) and (ii) in compliance with all applicable securities laws in Canada.

29.                                 No Stockholder Rights.   The Performance Units granted pursuant to this Agreement do not and shall not entitle you to any rights as a stockholder of Common Stock until such time as you receive shares of Common Stock pursuant to this Agreement. Your rights with respect to the Performance Units shall remain forfeitable at all times prior to the date on which rights become earned in accordance with this Agreement.

If you accept this Performance Unit Award Agreement and agree to its terms and conditions, please so confirm by signing and returning the duplicate of this Agreement enclosed for that purpose.

Very Truly Yours,

LONE PINE RESOURCES INC.

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED:

By:
Name:

Appendix A

Determination of Performance Units Earned

Peer Companies:                                                                                                        [To be added]

If during the Performance Period the number of companies qualifying as Peer Companies for the Performance Period becomes less than [            ], the Committee shall, in good faith, determine the percentage of the Performance Units earned in a manner consistent with the requirements to qualify the Performance Units as performance-based compensation exempt from the limitations imposed by Section 162(m) of the Code.

Percentage of Initial Performance Units Earned:

The Company’s Rank Among Peers	No. of Peer Companies

[To be added]

Adjustment Rules:

Notwithstanding the table above, the following additional rules shall apply in determining the Percentage of Initial Performance Units Earned under the applicable table:

1.                                       If the Total Shareholder Return of one or more Peer Companies included in the applicable table above is within one percentage point of the Company’s Total Shareholder Return, then such table shall be applied by averaging the percentages that would apply under such table based on the Company’s actual rank against the Peer Companies and as if the Company’s ranking was switched with each such Peer Company that is within such one percentage point range;

2.                                       If the Company’s Total Shareholder Return is negative, then the percentage shall be the lesser of (a) 100% or (b) the percentage determined under the table above (determined after adjustment pursuant to clause 1 of this paragraph, if applicable).